EXHIBIT 3.1

                                    Delaware                           PAGE 1
                                    --------
                                 The First State



     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "RIDGEWOOD ENERGY S FUND, LLC" IS DULY FORMED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TENTH DAY OF MAY, A.D. 2006.
     AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL TAXES HAVE NOT BEEN ASSESSED TO DATE.
















                                       /s/ Harriet Smith Windsor
                            [SEAL]     -------------------------
                                       Harriet Smith Windsor, Secretary of State

   4080170  8300                         AUTHENTICATION: 4736468

   060443891                                       DATE: 05-10-06

                                    Delaware                  PAGE 1
                                    --------
                                 The First State


     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "RIDGEWOOD ENERGY S FUND, LLC", FILED IN THIS OFFICE ON THE EIGHTH DAY OF MARCH, A.D. 2006, AT 8:08 O'CLOCK P.M.



















                                      /s/ Harriet Smith Windsor
                          [SEAL]      -------------------------
                                      Harriet Smith Windsor, Secretary of State
   4080170  8100                        AUTHENTICATION: 4582059

   060230041                                      DATE: 03-10-06

     State of Delaware
     Secretary of State
  Division of Corporations
Delivered 08:36 PM 03/08/2006
  FILED 08:08 PM 03/08/2006
SRV 060230041 - 4080170 FILE

                                State of Delaware
                            Certificate of Correction
                         of a Limited Liability Company
                    to be filed pursuant to Section 18-211(a)

     5.   The name of the Limited Liability Company is Ridgewood Energy S Fund,
          LLC.

     6. That a Certificate of Formation was filed by the Secretary of State of Delaware on the 19th Day of December, 2005, and that said Certificate requires correction as permitted by Section 18-211 of the Limited Liability Company Act.

     7. The inaccuracy or defect of said Corporation is: Paragraph 2 identifies the wrong registered agent.

     8.   The Certificate is hereby corrected to read as follows:

           "1. The name of the limited liability company is Ridgewood Energy S Fund, LLC.

            4. The address of its registered office in the State of Delaware is Christiana Corporate Services, Inc., 1314 King Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Christiana Corporate Services.

            5. Pursuant to Section 18-215(b) of the Delaware Limited Liability Company Act, 6 Del. C. ss. 18-101 et seq., the debts, liabilities, obligations and expenses incurred by, contracted for or otherwise existing with respect to a particular series of the Company, whether such series is now authorized and existing pursuant to the Limited Liability Company Agreement of the Company or is hereafter authorized and existing pursuant to the Limited Liability Company Agreement, shall be enforceable against the assets associated with that series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof shall be enforceable against the assets of such series."

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Correction on the 7th day of March, 2006.

                                            /s/ Kathleen McSherry
                                            ---------------------
                                            Kathleen McSherry, Authorized Person

                                    Delaware                    PAGE 1
                                    --------
                                 The First State


     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE
CERTIFICATE OF FORMATION OF "RIDGEWOOD ENERGY S FUND, LLC", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF DECEMBER, A.D. 2005, AT 8:06 O'CLOCK P.M.
















                                       /s/ Harriet Smith Windsor
                          [SEAL]       -------------------------
                                       Harriet Smith Windsor, Secretary of State
   4080170  8100                         AUTHENTICATION: 4390551

   051039145                                       DATE: 12-20-05

                                                         State of Delaware
                                                         Secretary of State
                                                     Division of Corporations
                                                   Delivered 08:15 PM 12/19/2005
                                                     FILED 08:06 PM 12/19/2005
                                                   SRV 051039145 - 4080170 FILE


                            CERTIFICATE OF FORMATION

                                       OF

                          RIDGEWOOD ENERGY S FUND, LLC

     1. The name of the limited liability company is Ridgewood Energy S Fund, LLC.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     3. Pursuant to Section 18-215(b) of the Delaware Limited Liability Company Act, 6 Del.C. ss. 18-101 et seq., the debts, liabilities, obligations and expenses incurred by, contracted for or otherwise existing with respect to a particular series of the Company, whether such series is now authorized and existing pursuant to the Limited Liability Company Agreement of the Company or is hereafter authorized and existing pursuant to the Limited Liability Company Agreement, shall be enforceable against the assets associated with that series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof shall be enforceable against the assets of the such series.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Ridgewood Energy S Fund, LLC this 13th day of December, 2006.



                                         By /s/ Kathleen McSherry
                                            ---------------------
                                            Kathleen McSherry, Authorized Person

                            CERTIFICATE OF FORMATION

                                       OF

                          RIDGEWOOD ENERGY S FUND, LLC

     1. The name of the limited liability company is Ridgewood Energy S Fund, LLC.

     2. The address of its registered office in the State of Delaware is Christiana Bank & Trust Company, 1314 King Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. Pursuant to Section 18-215(b) of the Delaware Limited Liability Company Act, 6 Del. C. ss. 18-101 et seq., the debts, liabilities, obligations and expenses incurred by, contracted for or otherwise existing with respect to a particular series of the Company, whether such series is now authorized and existing pursuant to the Limited Liability Company Agreement of the Company or is hereafter authorized and existing pursuant to the Limited Liability Company Agreement, shall be enforceable against the assets associated with that series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof shall be enforceable against the assets of the such series.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Ridgewood Energy S Fund, LLC this 13th day of December, 2005.



                                        By  Kathleen McSherry
                                            -----------------
                                            Kathleen McSherry, Authorized Person